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                              AMENDED AND RESTATED

                            PARTICIPATION AGREEMENT

                                     Among

                         ONE GROUP(R) INVESTMENT TRUST,

                    ONE GROUP ADMINISTRATIVE SERVICES, INC.,

                   BANC ONE INVESTMENT ADVISORS CORPORATION,

                                      and

                        HARTFORD LIFE INSURANCE COMPANY


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                              AMENDED AND RESTATED

                            PARTICIPATION AGREEMENT

                                     Among

                         ONE GROUP(R) INVESTMENT TRUST,

                    ONE GROUP ADMINISTRATIVE SERVICES, INC.,

                   BANC ONE INVESTMENT ADVISORS CORPORATION,

                                      and

                        HARTFORD LIFE INSURANCE COMPANY

THIS AGREEMENT, made and entered into effective as of the 10th day of June, 2004 by and among HARTFORD LIFE INSURANCE COMPANY (hereinafter the "Company"), a Connecticut corporation, on its behalf and on behalf of each separate account of the Company set forth on Schedule(s) A, B, and C hereto as may be amended from time to time (each such account hereinafter referred to as the "Account"); and ONE GROUP INVESTMENT TRUST, a business trust established under the laws of the state of Massachusetts (hereinafter the "Trust"), and ONE GROUP ADMINISTRATIVE SERVICES, INC. a Delaware corporation (hereinafter the "Administrator"); and BANC ONE INVESTMENT ADVISORS CORPORATION, on Ohio corporation (hereinafter the "Adviser").

WHEREAS, the Trust engages in business as an open-end management investment company and is available to act as an investment vehicle for separate accounts established by insurance companies for individual and group life insurance policies and annuity contracts with variable accumulation and/or pay-out provisions (hereinafter referred to individually and/or collectively as "Variable Insurance Products"); and

WHEREAS, in connection with certain Accounts, insurance companies desiring to utilize the Trust as an investment vehicle under their Variable Insurance Products are required to enter into participation agreements with the Trust (the "Participating Insurance Companies"); and

WHEREAS, shares of the Trust are divided into several shares of shares, each representing the interest in a particular investment portfolio, any one or more of which may be made available for Variable Insurance Products of Participating Insurance Companies; and

WHEREAS, the Trust intends to offer shares of the series set forth on Schedule D (each

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such series hereinafter referred to us a "Portfolio"), as may be amended from time to time by mutual agreement of the parties hereto, to the Accounts of the Company set forth on Schedules A, B or C and specified with respect to each Portfolio on Schedule D; and

WHEREAS, the Company intends to purchase shares in the Portfolios on behalf of each Account to fund certain of the Variable Insurance Products; and

WHEREAS, the Trust has obtained an order from the Securities and Exchange Commission, granting exemptions from the provisions of Sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act of 1940, as amended (hereinafter the "1940 Act") and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to certain variable life insurance separate accounts to the extent necessary to permit shares of the Trust to be sold to and held by such separate accounts at the same time that shares are held by separate accounts supporting variable annuity contracts and variable life insurance contracts of both affiliated and unaffiliated life insurance companies (hereinafter, the "Exemptive Order"); and

WHEREAS, the Trust is registered as an open-end management investment company under the 1940 Act and its shares are registered under the Securities Act of 1933, as amended (hereinafter the "1933 Act"); and

WHEREAS, the Adviser is the investment adviser of the Portfolios of the Trust and is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and any applicable state securities laws; and

WHEREAS, each Account is a duly organized, validly existing segregated asset account, established by resolution or under authority of the board of directors of the Company, on the date shown for such Account on Schedules A, B or C hereto; and

WHEREAS, the Company issues, through the Accounts shown on Schedule A, certain Variable Insurance Products it has registered or will register as securities under the 1933 Act, as shown on Schedule A; and

WHEREAS, the Company issues, through the Accounts shown on Schedule B, certain Variable Insurance Products to trustees of both qualified pension and profit-sharing plans and certain government employee benefit plans as identified in Section 3(a)(2) of the 1933 Act, as shown on Schedule B; and

WHEREAS, the Company issues, through the Accounts shown on Schedule C, certain Variable Insurance Products to "accredited investors" as that term is defined in Regulation D under the 1933 Act, or other investors permitted by Regulation D; and

WHEREAS, the Company has registered or will register each Account shown on Schedule A as a unit investment trust under the 1940 Act; and

WHEREAS, each Account shown on Schedule B is excluded from the definition of an

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investment company as provided for by Section 3(c)(11) of the 1940 Act; and

WHEREAS, each Account shown on Schedule C is excluded from the definition of an investment company as provided for by Section 3(c)(1) or Section 3(c)(7) of the 1940 Act.

NOW, THEREFORE, in consideration of their mutual promises, the Company, the Trust, the Administrator, and the Adviser agree as follows:

                            ARTICLE I. TRUST SHARES

1.1. The Trust agrees to make available for purchase by the Company shares of the Portfolios and shall execute orders placed for each Account on a daily basis at the net asset value next computed after receipt by the Trust's designated transfer agent or the National Security Clearing Corporation ("NSCC") or by the Trust's designee of such order.

       (a) For purposes of Section 1.1, the Company shall be the designee of the Trust for receipt of such orders from the Company on behalf of the Accounts listed on Schedules A, B and C, and receipt by such designee shall constitute receipt by the Trust provided that (1) for orders transmitted through NSCC's Fund/Serv System, Defined Contribution Clearance & Settlement platform ("NSCC's Fund/Serv System"), NSCC receives notice of such order by 6:00 a.m. (eastern time) on the following business day, and (2) for orders for which the Company does not use NSCC's Fund/Serv System, the Trust's designated transfer agent receives notice of such order by 9:30 a.m. (eastern time) on the next following Business Day. Notwithstanding the foregoing, for orders for which the Company does not use NSCC's Fund/Serv System, the Company shall use its best efforts to provide the Trust's designated transfer agent with notice of such orders by 9:00 a.m. on the next following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Trust calculates its net asset value pursuant to the rules of the Securities and Exchange Commission, as set forth in the Trust's Prospectus and Statement of Additional Information.

       (b) Reserved.

       (c) Notwithstanding the foregoing, the board of trustees of the Trust (hereinafter the "Board") may refuse to permit the Trust to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests

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          of the shareholders of such Portfolio.

1.2. The Trust agrees that shares of the Trust will be sold only to Participating Insurance Companies for their Variable Insurance Products and, in the Trust's discretion, to qualified pension and retirement plans. No shares of any portfolio will be sold to the general public.

1.3. The Trust agrees to redeem for cash, on tic Company's request, any full or fractional shares of the Trust held by the Company, executing such orders on a daily basis at the net asset value next computed after receipt by the Trust's designated transfer agent or the NSCC or by the Trust's designee of such order.

       (a) For purposes of Section 1.3, the Company shall be the designee of the Trust for receipt of such orders from the Company on behalf of the Accounts listed on Schedules A, B, and C and receipt by such designee shall constitute receipt by the Trust provided that (1) for orders transmitted through NSCC's Fund/Serv System, NSCC receives notice of such order by 6:00 a.m. (eastern time) on the following business day, and (2) for orders for which the Company does not use NSCC's Fund/Serv System, the Trust's designated transfer agent receives notice of such order by 9:30 a.m. (eastern time) on the next following Business Day. Notwithstanding the foregoing, the Company shall use its best efforts to provide the Trust's designated transfer agent or the NSCC with notice of such orders by 9:00 a.m. on the next following Business Day.

       (b) Reserved.

1.4. The Company agrees that purchases and redemptions of Portfolio shares offered by the then current prospectus of the Trust shall be made in accordance with the provisions of such prospectus. Schedules A, B, C and D are attached hereto and incorporated herein by reference and may be amended from time to time by mutual written agreement of all of the parties hereto. The Company will give the Trust and the Adviser concurrent written notice of its intention to make available in the future, as a funding vehicle under the Contracts, any other investment company.

1.5. The Company will place a separate order on behalf of each Account to purchase or redeem shares of each Portfolio. Each order shall describe the net amount of shares or dollar amount of each Portfolio to be purchased or redeemed. In the event or net purchases, the Company shall pay for Portfolio shares on the next Business Day after an order to purchase Portfolio shares is made in accordance with the provisions of Section 1.1 hereof except as otherwise provided in Section 1.10(a) for orders placed through NSCC's Fund/Serv System. Payment shall be in federal funds transmitted by wire, In the event of net redemptions, the Portfolio shall pay the redemption proceeds in federal funds transmitted by wire on the next Business Day after an order to redeem Portfolio shares is made in accordance with the provisions of Section 1.3 hereof except as otherwise provided in Section 1.10(a) for redemptions placed

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through NSCC'S Fund/Serv System. Notwithstanding the foregoing, if the payment of redemption proceeds on the next Business Day would require the Portfolio to dispose of Portfolio securities or otherwise incur substantial additional costs, and if the Portfolio has determined to settle redemption transactions for all shareholders on a delayed basis, proceeds shall be wired to the Company within seven (7) days and the Portfolio shall notify in writing the person designated by the Company as the recipient for such notice of such delay by 3:00 p.m. Eastern Time on the same Business Day that the Company transmits the redemption order to the Portfolio.

1.6. Issuance and transfer of the Trust's shares will be by book entry only. Share certificates will not be issued to the Company or any Account. Shares ordered from the Trust will be recorded in an appropriate title for each Account.

1.7. The Administrator shall use its best efforts to furnish a notice by 6:00 p.m. in its local time zone (by wire or telephone, followed by written confirmation) to the Company of any dividends or capital gain distributions payable on the Trust's shares for that day. The Company hereby elects to receive all such dividends and capital gain distributions as are payable on the Portfolio shares in additional shares of that Portfolio. The Company reserves the right to revoke this election and to receive all such dividends and capital gain distributions in cash. The Trust shall notify the Company of the number of shares so issued as payment of such dividends and distributions.

1.8. The Administrator shall make the net asset value per share of each Portfolio available to the Company on a daily basis as soon as reasonably practical after the net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 6:30 p.m. Eastern Time. In the event that the Administrator is unable to meet the 6:30 p.m. time stated immediately above, then the Administrator shall provide the Company with additional time to notify the Administrator of purchase or redemption orders pursuant to Sections 1.1(a) and 1.3(a), respectively, above. Such additional time shall be equal to the additional time that the Administrator takes to make the net asset values available to the Company; provided, however, that notification must be made by 11:00 a.m. Eastern Time on the Business Day such order is to be executed, regardless of when net asset value is made available

1.9. If the Administrator provides materially incorrect share net asset value information through no fault of the Company, the Company shall be entitled to an adjustment with respect to the Trust shares purchased or redeemed to reflect the correct net asset value per share as subsequently determined by the Administrator. The determination of the materiality of any net asset value pricing error shall be based on the SEC's recommended guidelines regarding such errors. The correction of any such errors shall be made at the Company level pursuant to the SEC's recommended guidelines. Any material error in the calculation or reporting of net asset value per share, dividend or capital gain information shall be reported promptly upon discovery to the Company.

1.10(a). When reasonably practicable, the Company will place and the Trust will receive orders to purchase Trust shares, as provided in Section 1.1 above, using the NSCC's Fund/Serv

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System. In connection therewith, the Trust will provide the Company with account positions and activity data using NSCC's Fund/Serv System. Likewise, the Company shall pay for Trust shares purchased by transmission of federal funds from the Company's designated settling bank in the NSCC's Fund/Serv System on the same Business Day that it places the purchase order. When reasonably practicable, the Company will place and the Trust will receive orders to redeem Trust shares, as provided in Section 1.3 above, using the NSCC's Fund/Serv System. In connection therewith, the Trust will provide the Company with account positions and activity data using NSCC's Fund/Serv System. Likewise, the Trust shall pay redemption proceeds for Trust shares by transmission of federal funds from the Trust's designated settling bank to the NSCC's Fund/Serv System on the same Business Day that it receives the redemption order subject to section 1.5 hereof.

1.10(b). The Trust and its designated transfer agent shall accept and process orders for the purchase and redemption of Trust shares from the Company, and shall make corresponding changes in the Trust's records, upon receipt of such orders electronically through the NSCC's Fund/Serv System without supporting documentation from the Company. Any information provided by the Trust or its designated transfer agent to the Company through the Fund/Serve System shall satisfy the delivery obligations of Rule10b-10 under the Securities Act of 1934 and the Company hereby consents to form of delivery and waives any right it has to receive paper confirmation statements.

1.10(c). The Company and the Trust each shall maintain facilities, equipment and skilled personnel sufficient to carry out electronic transactions through the NSCC's Fund/Serv System as outlined above and shall effect such transactions in conformity with: (i) NSCC rules and procedures relating to Fund/Serv and networking, (ii) applicable law and regulations, and (iii) all other provisions of this agreement including Sections 1.1 and 1.3.

1.10(d). Confirmed trades and other information provided by the Trust or its designated transfer agent to the Company through the NSCC's Fund/Serv System shall be accurate, complete, and in the format prescribed by the NSCC. The Trust or its designee shall adopt, implement and maintain procedures reasonably designed to ensure the accuracy of all transmissions through the NSCC's Fund/Serv System and to limit access to, and the input of data into, the same, to persons specifically authorized by the Trust or its designated transfer agent.

1.10(e). Transaction information provided by the Company to the Trust or its designated transfer agent through the NSCC's Fund/Serv System shall be accurate, complete, and in the format prescribed by the NSCC. The Company shall adopt, implement and maintain procedures reasonably designed to ensure the accuracy of all transmissions through the NSCC's Fund/Serv System and to limit access to, and the input of data into, the Same, to persons specifically authorized by the Company.

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                   ARTICLE II. REPRESENTATIONS AND WARRANTIES

2.1. The Company represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established each Account as a segregated asset account under the Connecticut Insurance Code and the regulations thereunder prior to any issuance or sale of its Variable Insurance Products through the Accounts (the "Contracts").

2.2. The Company represents and warrants that the Contracts shown on Schedule A (the "Registered Contracts") are or will be registered under the 1933 Act (and regulations thereunder) and that it will maintain such registration to the extent required by the 1933 Act and that such Contracts will be issued and sold in compliance with all applicable federal and state laws and regulations. The Company further represents and warrants that it has registered or, prior to any issuance or sale of the Registered Contracts, will register and will maintain the registration of each Schedule A Account as a unit investment trust in accordance with the 1940 Act and the regulations thereunder. The Company shall amend its registration statement for its contracts under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its Contracts. The Company represents and warrants that the Contracts shown on Schedule B and Schedule C are exempt from registration under the 1933 Act and will be issued and sold in compliance with all applicable federal and state laws and regulations. The Accounts shown on Schedule B and Schedule Care excluded from the definition of investment company under the 1940 Act. If and to the extent required by law, the Company shall register and shall maintain the Contracts shown on either Schedule B or Schedule C under the 1933 Act and the Accounts shown on either Schedule B or Schedule C as investment companies under the 1940 Act.

2.3. The Trust represents and warrants that trust shares sold pursuant to this Agreement shall be registered under the 1933 Act and the regulations thereunder to the extent required by the 1933 Act, duly authorized for issuance in accordance with the laws of the State of Massachusetts and sold in compliance with all applicable federal and state securities laws and regulations and that the Trust is and shall remain registered under the 1940 Act and the regulations thereunder to the extent required by the 1940 Act. The Trust shall amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Trust shall register and qualify the shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Trust.

2.4. The Trust, the Administrator and the Adviser represent that the Trust is currently qualified as a Regulated Investment Company under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code") and that each will make every effort to maintain such qualification (under Subchapter M or any successor or similar provision) and that each will notify the Company immediately upon having a reasonable basis for believing that the Trust has ceased to so qualify or that the Trust might not so qualify in the future.

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2.5.  The Company represents that each Account is and will continue to be a
"segregated account" under applicable provisions of the Code and that each Contract is and will be treated as life insurance or annuity contracts under applicable provisions of the Code and that it will make every effort to maintain such treatment and that it will notify the Trust immediately upon having a reasonable basis for believing that the Account or Contract has ceased to be so treated or that they might not be so treated in the future.

2.6. The Trust represents that to the extent that it decides to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act, the Trust undertakes to have a majority of the disinterested members of the Board, formulate and approve any plan under Rule 12b-1 to finance distribution expenses.

2.7. The Trust makes no representation as to whether any aspect of its operations (including, but not limited to, fees and expenses and investment policies) complies with the insurance laws or regulations of the various states.

2.8. The Trust represents that the Trust is duly organized and validly existing under the laws of State of Massachusetts and that the Trust does and will comply in all material respects with the 1940 Act.

2.9. The Administrator represents and warrants that it complies with all applicable federal and state laws and regulations and that it will perform its obligations for the Trust and the Company in compliance with the laws and regulations of its state of domicile and any applicable state and federal laws and regulations.

2.10. The Company represents and warrants that all of its trustees, officers, employees, investment advisers, and other individuals/entities dealing with the money and/or securities of the Trust are covered by a blanket fidelity bond of similar coverage, in an amount equal to the greater of $5 million or any amount required by applicable federal or State law or regulation. The aforesaid includes coverage for larceny and embezzlement and is issued by a reputable bonding company.

2.11. For the Accounts shown on Schedule Band Schedule C, the Company represents and agrees that:

       (a) the principal underwriter for each such Account and its subaccounts is registered as a broker-dealer under the Securities and Exchange Act of 1934 (the "1934 Act");

       (b) the shares of the Portfolios of the Trust are and will continue to be the only investment securities held by the corresponding Account subaccounts;

       (c) to the extent required by Section l2(d)(1)(E) of the 1940 Act or the rules issued thereunder, it will provide "pass-through" voting privileges to Contract owners in accordance with Section 3.4 hereof and obtain an order

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          of the Securities and Exchange Commission under Section 26(c) of the
          1940 Act before substituting shares of another open-end management investment company for those of a Portfolio; and

       (d) if "pass-through" voting privileges are not required for any Contracts shown on Schedule B and C, the Company will vote such shares held by it in the Accounts in the same proportion as the vote of all other shares it holds.

2.12 The Company represents and warrants that it has or will adopt and implement policies and procedures reasonably designed to ensure that each purchase or redemption order for Trust shares that it submits on behalf of an Account shown on Schedules A, B, and C pursuant to Sections 1.1 and 1.3 herein is the net result of requests from owners of Registered Contracts for transactions received by it each Business Day before the time(s) that the applicable Portfolio calculates its net asset value as disclosed in the Portfolio's prospectus; which procedures shall include the establishment and maintenance of records sufficient to demonstrate such compliance. The Company represents and warrants that each such purchase or redemption order for Trust shares is the net result of Registered Contract transaction orders from owners of such Contracts received by the Company prior to the time that the applicable Portfolio calculates its net asset value each Business Day.

2.13 The Company shall comply with all applicable laws and regulations designed to prevent money "laundering," and to the extent permitted by such laws or regulations, to share with the Trust information about individuals, entities, organizations and countries suspected of possible terrorist or money "laundering" activities in accordance with Section 314(b) of the USA Patriot Act. In particular, the Company agrees that: (a) as part of processing an application for a Contract it will verify the identity of applicants and, if an applicant is not a natural person, will verify the identity of prospective principal and beneficial owners submitting an application for a Contract, (b) as part of its ongoing compliance with the USA Patriot Act it will from time to time reverify the identity of Contract owners, including the identity of principal and beneficial owners of Contracts held by non-natural persons, (c) as part of processing an application for a Contract it will verify that no applicant, including prospective principal or beneficial Contract owners is a "specially designated national" or a person from an embargoed or "blocked" country as indicated by the Office of Foreign Asset Control ("OFAC") list of such persons, (d) as part of its ongoing compliance with the USA Patriot Act it will from time to time reverify that no Contract owner, including an principal or beneficial Contract owner, is a "specially designated a national" or a person from an embargoed or "blocked" country as indicated by the OFAC list of such persons, (e) it will ensure that money tendered to the Trust as payment for Trust shares did not originate with a bank lacking a physical place of business (i.e., a "shell" bank) or from a country or territory named on the list of high-risk or non-cooperating countries or jurisdictions published by the Financial Action Task Force, and (f) if any of (a) through (e) become untrue, then the Company shall take such actions as required by applicable law and regulations and the Trust or its agent(s) in compliance with the USA Patriot Act or Bank Secrecy Act, may seek authority to require the Company to take action with respect to one or more Contract owner accounts with the Company or one or more of the Company's accounts with the Trust.

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ARTICLE III. PROSPECTUSES: REPORTS TO SHAREHOLDERS AND PROXY STATEMENTS, VOTING

3.1 The Trust shall provide the Company with as many printed copies of the Trust's current prospectus as the Company may reasonably request. The Administrator will provide the Company with a copy of the statement of additional information suitable for duplication. If requested by the Company in lieu of providing printed copies the Trust shall provide camera-ready film or computer diskettes containing the Trust's prospectus and statement of additional information, and such other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the prospectus and/or statement of additional information for the Trust is amended during the year) to have the prospectus for the Contracts and the Trust's prospectus printed together in one document or separately. The Company may elect to print the Trust's prospectus and/or its statement of additional information in combination with other investment companies' prospectuses and statements of additional information.

3.2(a). Except as otherwise provided in this Section 3.2, all expenses of preparing, setting in type and printing and distributing Trust prospectuses and statements of additional information shall be the expense of the Company. For prospectuses and statements of additional information provided by the Company to its existing owners of Contracts in order to update, disclosure as required by the 1933 Act and/or the 1940 Act, the cost of setting in type, printing and distributing shall be borne by the Trust. If the Company chooses to receive camera-ready film or computer diskettes in lieu of receiving printed copies of the Trust's prospectus and/or statement of additional information, the Trust shall bear the cost of typesetting to provide the Trust's prospectus and/or statement of additional information to the Company in the format in which the Trust is accustomed to formatting prospectuses and statements of additional information, respectivly, and the Company shall bear the expense of adjusting or changing the format to conform with any of its prospectuses and/or statements of additional information. In such event, the Trust will reimburse the Company in an amount equal to the product of x and y where x is the number of such prospectuses distributed to owners of the Contracts, and y is the Trust's per unit cost of printing the Trust's prospectuses. The same procedures shall be followed with respect to the Trust's statement of additional information. The Trust shall not pay any costs of typesetting, printing and distributing the Trust's prospectus and/or statement of additional information to prospective Contract owners.

3.2(b). The Trust, at its expense, shall provide the Company with copies of the Annual Report and Semi-Annual Reports (the "Reports") in such quantity as the Company shall reasonably require for distributing to Contract owners. The Trust, at its expense, shall provide the Contract owners designated by the Company with copies of its proxy statements and other communications (except for prospectuses, and statements of additional information, which are covered in
Section 3.2(a) above and Reports) to shareholders. The Trust shall not pay any costs of distributing proxy-related materials, Reports, and other communications to prospective Contract owners.

3.2(c). The Company agrees to provide the Trust or its designee with such information as may be reasonably requested by the Trust to assure that the Trust's expenses do not include the cost of typesetting, printing or distributing any of the foregoing documents other than those

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actually distributed to existing Contract owners.

3.2(d). The Trust shall pay no fee or other compensation to the Company under this Agreement, except that if the Trust or any Portfolio adopts and implements a plan pursuant to Rule 12b-1 to finance distribution of its shares, then the Trust, through its principal underwriter, may make payments to the principal underwriter of the Contracts if and in amounts agreed to in writing by the principal underwriter of the Trust.

3.2(e)  All expenses, including expenses to be borne by the Trust pursuant to
Section 3.2 hereof, incident to performance by the Trust under this Agreement shall be paid by the Trust. The Trust shall ensure that all its shares are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent deemed advisable by the Trust, in accordance with applicable state laws prior to their sale. The Trust shall bear the expenses for the cost of registration and qualification of the Trust's shares.

3.3. The Trust or the Trust's Administrator, or such other person as the Trust may designate, shall make available the Trust's statement of additional information.

3.4. If and to the extent required by law with respect to proxy material distributed by the Trust to owners of Registered Contracts and Contracts shown in Schedule B and Schedule C and designated by the Company, the Company shall:

       (a)  solicit voting instructions from such Contract owners;

       (b) vote the Trust shares in accordance with instructions received from such Contract owners; and

       (c) vote Trust shares for which no instructions have been received in the same proportion as Trust shares of such Portfolio for which instructions have been received, so long as and to the extent that the Exemptive Order or the 1940 Act, or interpretations of either by the Securities and Exchange Commission staff, requires "pass-through" voting privileges for such Contract owners.

The Company reserves the right to vote Trust shares held in an Account in its own right, to the extent permitted by law.

                   ARTICLE IV. SALES MATERIAL AND INFORMATION

4.1. The Company shall furnish, or shall cause to be furnished, to the Trust, the Adviser or their designee, drafts of prospectuses, statements of additional information, and other similar disclosure documents for the Accounts, as well as each piece of sales literature or other promotional material prepared by the Company or any person contracting with the Company to prepare such material in which the Trust, the Adviser or the Administrator is described, at least

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ten Business Days prior to its use. No such material shall be used if the Trust, the Adviser, the Administrator or their designee reasonably objects to such use within ten Business Days after receipt of such material.

4.2. Neither the Company nor any person contracting with the Company to prepare sales literature or other promotional material shall give any information or make any representations or statements on behalf of the Trust or concerning the Trust in connection with the sale of the Contracts other than the information or representations contained in the registration statement or Trust prospectuses, as such registration statement or prospectuses may be amended or supplemented from time to time, or in reports to shareholders or proxy statements for the Trust, or in sales literature or other promotional material approved by the Trust or its designee, except with the permission of the Trust or its designee.

4.3. The Adviser shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material prepared by the Trust in which the Company or its Accounts, are described at least ten Business Days prior to its use. No such material shall be used if the Company or its designee reasonably objects to such use within ten Business Days after receipt of such material.

4.4. Neither the Trust, the Administrator, nor the Adviser shall give any information or make any representations on behalf of the Company or concerning the Company, each Account, or the Contracts, other than the information or representations contained in a registration statement, prospectus, or other similar disclosure document for the Contracts, as such registration statement, prospectus, or other similar disclosure document may be amended or supplemented from time to time, or in published reports or solicitations for voting instruction for each Account which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other promotional material approved by the Company or its designee, except with the permission of the Company.

4.5. The Trust will provide to the Company at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, proxy statements, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Trust or its shares, promptly after the filing of such document with the Securities and Exchange Commission or other regulatory authorities.

4.6. The Company will provide to the Trust, upon the Trust's request, at least one complete copy of all registration statements, prospectuses, statements of additional information, other similar disclosure documents, reports, solicitations for voting instructions, sales literature and other promotional materials, applications to the Securities and Exchange Commission for exemptions, requests to the Securities and Exchange Commission for "no-action" letters, and all amendments to any of the above, that relate to an Account or Contract, contemporaneously with the filing of such documents with the Securities and Exchange Commission or other regulatory authorities.

4.7. For purposes of this Article IV, the phrase "sales literature or other promotional

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
material" includes, but is not limited to, any of the following: advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape, display, signs or billboards, motion pictures, or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), and educational or training materials or other communications distributed or made generally available to some or all agents or employees.

                           ARTICLE V. DIVERSIFICATION

5.1. The Trust and the Adviser represent and warrant that, at all times, the Trust will comply with Section 817(h) of the Code and Treasury Regulation 1.817-5, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications to such Section or Regulations. In the event the Trust ceases to so qualify, it will take all reasonable steps (a) to notify Company of such event and (b) to adequately diversify the Trust so as to achieve compliance within the grace period afforded by Regulation 817-5.

                        ARTICLE VI. POTENTIAL CONFLICTS

6.1. The Board will monitor the Trust for the existence of any material irreconcilable conflict between the interests of the contract owners of all separate accounts investing in the Trust. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the, investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract owners and variable life insurance contract owners; or (f) a decision by a Participating Insurance Company to disregard the voting instructions of contract owners. The Board shall promptly inform the Company if it determines that an irreconcilable material conflict exists and the implications thereof.

6.2. The Company will report any potential or existing material irreconcilable conflict of which it is aware to the Administrator. Upon receipt of such report, the Administrator shall report the potential or existing material irreconcilable conflict to the Board. The Administrator shall also report to the Board on a quarterly basis whether or not the Company has reported any potential or existing material irreconcilable conflicts during the previous calendar quarter. The Company will assist the Board in carrying out its responsibilities under the Exemptive Order, by providing the Board with all information reasonably necessary for the Board to consider any issues raised. To the extent that the SEC requires pass-through voting as contemplated by Section 3.4, this includes, but is not limited to, an obligation by the Company to inform the

Board whenever Contract owner voting instructions are disregarded.

6.3. If it is determined by a majority of the Board, or a majority of its disinterested trustees, that a material irreconcilable conflict exists, the Company and other Participating Insurance Companies shall, at their expense and to the extent reasonably practicable (as determined by a majority of the disinterested trustees), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including: (a) withdrawing the assets allocable to some or all of the Accounts from the Trust or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Trust, or submitting the question whether such segregation should be implemented to a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate group (e.g., annuity Contract owners, life insurance Contract owners, or variable contract owners of one or more other Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected Contract owners the option of making such a change; and (b) establishing a new registered management investment company or managed separate account. No charge or penalty will be imposed as a result of such withdrawal. The Company agrees that it bears the responsibility to take remedial action in the event of a Board determination of an irreconcilable material conflict and the cost of such remedial action, and these responsibilities will be carried out with a view only to the interests of Contract owners.

6.4. If a material irreconcilable conflict arises because of a decision by the Company to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Trust's election, to withdraw the affected Account's investment in the Trust and terminate this Agreement with respect to such Account (at the Company's expense); provided, however that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. No charge or penalty will be imposed as a result of such withdrawal. The Company agrees that it bears the responsibility to take remedial action in the event of a Board determination of an irreconcilable material conflict and the cost of such remedial action, and these responsibilities will be carried out with a view only to the interests of Contract owners.

6.5. For purposes of Sections 6.3 through 6.4 of this Agreement, a majority of the disinterested members of the Board shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Trust be required to establish a new funding medium for the Contracts. The Company shall not be required by Section 6.3 through 6.4 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict

6.6. If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptions from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Trust's application for the Exemptive Order) on terms and conditions materially different from those contained in the Exemptive Order application, then the Trust and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T) as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable.

6.7. Each of the Company and the Adviser shall at least annually submit to the Board such reports, materials or data as the Board may reasonably request so that the Board may fully carry out the obligations imposed upon them by the provisions hereof and in the Exemptive Order, and such reports, materials and data shall be submitted more frequently if requested by the Board. Without limiting the generality of the foregoing or the Company's obligations under
Section 6.2, the Company shall provide a report to the Board no later than January 15 of each year indicating whether or not any material irreconcilable conflicts have arisen during the prior fiscal year of the Trust. All reports received by the Board of potential or existing conflicts, and all Board action with regard to determining the existence of a conflict, notifying Participating Insurance Companies of a conflict, and determining whether any proposed action adequately remedies a conflict, shall be properly recorded in the minutes of the Board or other appropriate records, and such minutes or other records shall be made available to the Securities and Exchange Commission upon request.

                          ARTICLE VII. INDEMNIFICATION

7.1.  Indemnification By The Company

7.1(a). The Company agrees to indemnify and hold harmless the Trust, the Administrator, the Adviser, and each member of their respective Boards and officers and each person, if any, who controls the Trust within the meaning of
Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 7.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Trust's shares or the sale or distribution of the Contracts and:

       (i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement, prospectus, or other similar disclosure document for the Contracts, or contained in the Contracts or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Trust for use in the registration statement or prospectus for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Trust shares; or

       (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature of the Trust not supplied by the Company, or persons under its control and other than statements or representations authorized by the Trust) of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Trust shares; or

       (iii) arise out of or as a result of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature of the Trust or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon and in conformity with information furnished to the Trust by or on behalf of the Company; or

       (iv) arise as a result of any failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or

       (v) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company, as limited by and in accordance with the provisions of Section 7.1(b) and 7.1(c) hereof.

7.1(b). The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement.

7.1(c). The Company shall not be liable under this indemnification provision with respect to any claim made against an indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action, is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Company shall be entitled to participate, at as own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the Indemnified Party named in the action. After notice from the Company to such Indemnified Party of the Company's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company shall not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof other than reasonable costs of investigation.

7.1(d). The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Trust shares or the Contracts or the operation of the Trust.

7.2.  Indemnification by Administrator

7.2(a). The Administrator agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Panics" for purposes of this Section 7.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Administrator) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

       (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or sales literature of the Trust (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Trust or the Administrator by or on behalf of the Company, independent counsel for the Trust, the independent public accountant to the Trust, or any person or entity that is not acting as agent for or controlled by the Administrator (other than the Trust or the Adviser) for use in the registration statement or prospectus for the Trust or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Portfolio shares; or

       (ii) arise out of or as a result of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, other similar disclosure document, or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Administrator; or

       (iii) arise as a result of any failure by the Administrator to provide the services and furnish the materials under the terms of this Agreement; or

       (iv) arise out of or result from any material breach of any representation and/or warranty made by the Administrator in this Agreement or arise out of or result from any other material breach of this Agreement by the Administrator; as limited by and in accordance with the provisions of Section 7.2(b) and 7.2(c) hereof.

7.2(b). The Administrator shall not be liable under this indemnification provision with respect to any, losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement.

7.2(c). The Administrator shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Administrator in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Administrator of any such claim shall not relieve the Administrator from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Administrator will be entitled to participate, at its own expense, in the defense thereof. The Administrator also shall be entitled to assume the defense thereof; with counsel satisfactory to the indemnified Party named in the action. After notice from the Administrator to such indemnified Party of the Administrator's election to assume the defense thereof; the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Administrator will not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof other than reasonable costs of investigation.

7.2(d). The Company agrees promptly to notify the Administrator of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of each Account in which the Portfolios are made available.

7.3.  Indemnification by the Adviser

7.3(a). The Adviser agrees to indemnify and hold harmless the Company and its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (thereinafter collectively, the "Indemnified Parties" and individually, "Indemnified Party," for purposes of this Section 7.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

       (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or sales literature of the Trust (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Adviser or the Trust by or on behalf of the Company, the Administrator, the independent public accountant to the Trust, the independent counsel to the Trust, or any person or entity that is not acting as agent for or controlled by the Adviser for use in the registration statement or prospectus for the Trust or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Portfolio shares; or

       (ii) arise out of or as a result of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, other similar disclosure document, or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Adviser; or

       (iii) arise as a result of any failure by the Adviser to provide the services and furnish the materials under the terms of this Agreement; or

       (iv) arise out of or result from any material breach of any representation and/or warranty made by the Adviser in this Agreement or arise out of or result from any other material breach of this Agreement by the Adviser; as limited by and in accordance with the provisions of Section 7.3(b) and 7.3(c) hereof.

7.3(b). The Adviser shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement.

7.3(c). The Adviser shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Adviser of any such claim shall not relieve the Adviser from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Adviser will be entitled to participate, at its own expense, in the defense thereof. The Adviser also shall be entitled to assume the defense thereof, with counsel satisfactory to the Indemnified Party named in the action. After notice from the Adviser to such Indemnified Party of the Adviser's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Adviser will not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof other then reasonable costs of investigation.

7.3(d). The Company agrees to promptly notify the Adviser of the commencement of any litigation or proceedings against it or any of its respective officers or directors in connection with this Agreement, the issuance or sale of the Contracts, with respect to the operation of each Account, or the sale or acquisition of shares of the Trust.

7.4.  Indemnification by the Trust

7.4(a). The Trust agrees to indemnify and hold harmless the Company and its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (thereinafter collectively, the indemnified Parties" and individually, "Indemnified Party," for purposes of this
Section 7.4) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Trust) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

       (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus of sales literature of the Trust (or any amendment or supplement is any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished the Trust by or on behalf of the Company for use in the registration statement or prospectus for the Trust or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Portfolio shares; or

       (ii) arise out of or as a result of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, other similar disclosure document, or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Trust; or

       (iii) arise as a result of any failure by the Trust to provide the services and furnish the materials under the terms of this Agreement; or

       (iv) arise out of or result from any material breach of any representation and/or warranty made by the Trust in this Agreement or arise out of or result from any other material breach of this Agreement by the Trust; as limited by and in accordance with the provisions of Section 7.4(b) and 7.4(c) hereof.

7.4(b). The Trust shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement.

7.4(c). The Trust shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Trust in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Trust of any such claim shall not relieve the Trust, from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Trust will be entitled to participate, at its own expense, in the defense thereof. The Trust also shall be entitled to assume the defense thereof, with counsel satisfactory to the Indemnified Party named in the action. After notice from the Trust to such Indemnified Party of the Trust's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Trust will not be liable to such

Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof other then reasonable costs of investigation.

7.4(d). The Company agrees to promptly notify the Trust of the commencement of any litigation or proceedings against it or any of its respective officers or directors in connection with this Agreement, the issuance or sale of the Contracts, with respect to the operation of each Account, or the sale or acquisition of shares of the Trust.

                          ARTICLE VIII. APPLICABLE LAW

8.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Massachusetts.

8.2. This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions or exclusions from those statutes, rules and regulations as the Securities and Exchange Commission may grant (including, but not limited to, the Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith.

                            ARTICLE IX. TERMINATION

9.1. This Agreement shall continue in full force and effect until the first to occur of:

       (a) termination by any party for any reason upon six-months advance written notice delivered to the other parties; or

       (b) termination by the Company by written notice to the Trust, the Adviser, or the Administrator with respect to any Portfolio based upon the Company's determination that shares of such Portfolio are not reasonably available to meet the requirements of the Contracts. Reasonable advance notice of election to terminate shall be furnished by the Company, said termination to be effective ten (10) days after receipt of notice unless the Trust makes available a sufficient number of shares to reasonably meet the requirements of the Account within said ten (10) day period; or

       (c) termination by the Company upon written notice to the Trust, the Adviser, or the Administrator with respect to any Portfolio in the event any of the Portfolio's shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment medium of the Contracts issued or to be issued by the Company. The terminating party shall give prompt notice to the other parties of its decision to terminate; or

    (d) termination by the Company upon written notice to the Trust, the Adviser or the Administrator with respect to any Portfolio in the event that such portfolio ceases to qualify as a Regulated Investment Company under Subchapter M of the Code or under any successor or similar provision; or

    (e) termination by the Company upon written notice to the Trust, the Adviser, or the Administrator with respect to any Portfolio in the event that such Portfolio fails to meet the diversification requirements specified in Article V hereof; or

    (f) termination by either the Trust, the Adviser, or the Administrator by written notice to the Company, if either one or more of the Trust, the Adviser, or the Administrator, shall determine, in its or their sole judgment exercised in good faith, that the Company and/or their affiliated companies has, suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity, provided that the Trust, the Adviser, or the Administrator will give the Company sixty (60) days' advance written notice of such determination of its intent to terminate this Agreement, and provided further that after consideration of the actions taken by the Company and any other changes in circumstances since the giving of such notice, the determination of the Trust, the Adviser, or the Administrator shall continue to apply on the 60th day since giving of such notice, then such 60th day shall be the effective date of termination; or

    (g) termination by the Company by written notice to the Trust, the Adviser, or the Administrator, if the Company shall determine, in its sole judgment exercised in good faith, that either the Trust, the Adviser, or the Administrator has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity, provided that the Company will give the Trust, the Adviser, and the Administrator sixty (60) days' advance written notice of such determination of its intent to terminate this Agreement, and provided further that after consideration of the actions taken by the Trust, the Adviser or the Administrator and any other changes in circumstances since the giving of such notice, the determination of the Company shall continue to apply on the 60th day since giving of such notice, then such 60th day shall be the effective date of termination; or

    (h) termination by the Trust, the Adviser, or the Administrator by written notice to the Company, if the Company gives the Trust, the Adviser, and the Administrator the written notice specified in Section 1.4 hereof and at the time such notice was given there was no notice of termination outstanding under any other provision of this Agreement; provided, however any termination under this Section 9.1(h) shall be effective sixty (60) days after the notice specified in Section 1.4 was given; or

       (i) termination by any party upon the other party's breach of any representation in Article 2 or any material provision of this Agreement, which breach has not been cured to the satisfaction of the terminating party within ten (10) days after written notice of such breach is delivered to the Trust or the Company, as the case may be; or

       (j) termination by the Trust, the Adviser, or Administrator by written notice to the Company in the event an Account or Contract listed on Schedule A is not registered or sold in accordance with applicable federal or state law or regulation or in the event an Account or Contract listed on Schedule B or Schedule C is not exempt from registrations or sold in accordance with applicable federal or state law, or, to the extent required by the law, the Company fails to provide pass-through voting privileges as specified in Section 3.4.

9.2. Effect of Termination. Notwithstanding any termination of this Agreement, the Trust shall at the option of the Company, continue to make available additional shares of the Trust pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts") unless such further sale of Trust shares is prescribed by law, regulation or applicable regulatory body, or unless the Trust determines that liquidation of the Trust following termination of this Agreement is in the best interests of the Trust and its shareholders. Specifically, without limitation, the owners of the Existing Contracts shall be permitted to direct reallocation of investments in the Trust, redemption of investments in the Trust and/or investment in the Trust upon the making of additional purchase payments under the Existing Contracts. In the event that additional shares are made available for Existing Contracts pursuant to this Section 9.2, this agreement shall remain in full force and effect in connection therewith until this agreement is terminated in its entirety. The parties agree that this Section 9.2 shall not apply to any terminations under Article VI and the effect of such Article VI termination shall be governed by Article VI of this Agreement.

9.3. The Company shall not redeem Trust shares attributable to the Contracts (as distinct from Trust shares attributable, to the Company's assets held in the Account) except: (a) as necessary to implement Contract owner initiated or approved transactions, or (b) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application (hereinafter referred to as a "Legally Required Redemption") or (c), for Schedule A, Schedule B, or C Accounts, as permitted by an order of the SEC pursuant to Section 26(c) of the 1940 Act. Upon request, the Company will promptly furnish to the Trust, the Adviser and the Administrator the opinion of counsel for the Company (which counsel shall be reasonably satisfactory to the Trust and the Adviser) to the effect that any redemption pursuant to clause (b) above is a Legally Required Redemption. Furthermore, except in cases where permitted under the terms of the Contracts, the Company shall not prevent Contract owners from allocating payments to a Portfolio that was otherwise available under the Contracts without first giving the Trust or the Adviser 30 days notice of its intention to do so.

                               ARTICLE X. NOTICES

Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to the Trust:

One Group Investment Trust
1111 Polaris Parkway, Suite J-2
Columbus, Ohio 43240
Attn: President

If to the Administrator:

One Group Administrative Services, Inc.
1111 Polaris Parkway, Suite J-2
Columbus, Ohio 43240
Attention: President

If to the Adviser:

Banc One Investment Advisors Corporation
1111 Polaris Parkway, Suite B2
Columbus, Ohio 43240
Attn: President

If to the Company:                       With a copy to:

Hartford Life Insurance Company          Hartford Life Insurance Company
200 Hopmeadow Street                     200 Hopmeadow Street
Simsbury, Connecticut 06070              Simsbury, Connecticut 06070
Attn: Tom Marra                          Attn: Christine Repasy, General Counsel

                           ARTICLE XI. MISCELLANEOUS

11.1. All persons dealing with the Trust must look solely to the property of the Trust for the enforcement of any claims against the Trust as neither the Board, officers, agents or shareholders assume any personal liability for obligations entered into on behalf of the Trust. Each of the Company, the Adviser, and the Administrator acknowledges and agrees that, as provided by the Trust's Amended and Restated Declaration of Trust, the shareholders, trustees, officers, employees and other agents of the Trust and as Portfolios shall not personally be bound by or liable for matters set forth hereunder, nor shall resort be had to their private property for the satisfaction of any obligation or claim hereunder. The Trust's Amended and Restated Declaration of Trust is on file with the Secretary of State of Massachusetts.

11.2. Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information until such time as it may come into the public domain without the express written consent of the affected party.

11.3. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

11.4. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

11.5. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

11.6. Each party hereto shall cooperate with each other party and all appropriate government authorities (including without limitation the Securities and Exchange Commission, the National Association of Securities Dealers and state insurance regulators) and shall permit such authorities (and other parties hereto) reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

11.7. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations at law or in equity, which the parties hereto are entitled to under state and federal laws. This agreement superseds any and all prior fund participation agreements made by and between the parties.

11.8. This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto; provided, however, that the Adviser may, with advance written notice to the other parties hereto, assign this Agreement or any rights or obligations hereunder to any affiliate of or company under common control with the Adviser if such assignee is duly licensed and registered to perform the obligations of the Adviser under this Agreement.

11.9. The Company shall furnish, or shall cause to be furnished, to the Trust or its designee upon request, copies of the following reports:

       (a) the Company's annual statement (prepared under statutory accounting principles) and annual report (prepared under generally accepted accounting principles ("GAAP"), if any), as soon as practical and in any event within 90 days after the end of each fiscal year;

       (b) the Company's June 30th quarterly statements (statutory), as soon as practical and in any event within 45 days following such period;

       (c) any financial statement, proxy statement, notice or report of the Company sent to stockholders and/or policyholders, as soon as practical after the delivery thereof to stockholders;

       (d) any registration statement (without exhibits) and financial reports the Company, as depositor of an Account shown on Schedule A, filed with the Securities and Exchange Commission or any state insurance regulator, as soon as practical after the filing thereof; and

       (e) any other public report submitted to the Company by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company, as soon as practical after the receipt thereof.

11.10 The names "One Group(R) Investment Trust" and "Trustees of One Group(R) Investment Trust" refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated January 2000 to which reference is hereby made and a copy of which is on file at the office of the Secretary of the Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of 'One Group Investment Trust' entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, Shareholders or representatives of the Trust personally, but bind only the assets of the Trust, and all persons dealing with any series of Shares of the Trust must look solely to the assets of the Trust belonging to such series for the enforcement of any claims against the Trust.

                            [SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in as name and on its behalf by its duly authorized representative effective as of the date specified above.

HARTFORD LIFE INSURANCE COMPANY
on behalf of Itself and each of its Accounts named in Schedule A, Schedule B, and Schedule C hereto, as amended from time to time

By:    /s/ Bruce W. Ferris
       -----------------------------------
Name:  Bruce W. Ferris
Title: Senior Vice President Sales &
       Marketing

ONE GROUP [ILLEGIBLE] INVESTMENT TRUST

By:    /s/ Scott E. Richter
       --------------------------------------
Name:  Scott E. Richter
Title: Secretary

ONE GROUP ADMINISTRATIVE SERVICES, INC.

By:    /s/ Robert L. Young
       --------------------------------------
Name:  Robert L. Young
Title: Vice President

BANC ONE INVESTMENT ADVISORS CORPORATION

By:    /s/ David J. Kundert
       --------------------------------------
Name:  David J. Kundert
Title: President & Chief Executive Officer

                                   SCHEDULE A

                        SEPARATE ACCOUNTS AND CONTRACTS

                                         FORM NUMBERS
NAME OF SEPARATE ACCOUNT AND DATE     FUNDED BY SEPARATE
ESTABLISHED BY BOARD OF DIRECTORS           ACCOUNT               NAME OF CONTRACT
---------------------------------------------------------------------------------------
ICMG Registered Variable Life      GVL-95                     1. The One Provider
Insurance Separate Account One
Hartford Life Insurance Company    HL-VA03                    1.  Hartford Leaders
Separate Account Seven             HL-VAXC03                  Outloot/Bank One
                                                              2.  Hartford Leaders
                                                              Plus/Bank One
                                                              3.  Hartford Leaders/Bank
                                                              One

                                   SCHEDULE B

                        SEPARATE ACCOUNTS AND CONTRACTS

NAME OF SEPARATE ACCOUNT AND DATE ESTABLISHED             FORM NUMBERS
BY BOARD OF DIRECTORS                              FUNDED BY SEPARATE ACCOUNT
----------------------------------------------------------------------------------
                  N/A                                          N/A

                                   SCHEDULE C

                        SEPARATE ACCOUNTS AND CONTRACTS

                                         FORM NUMBERS
NAME OF SEPARATE ACCOUNT AND DATE     FUNDED BY SEPARATE
ESTABLISHED BY BOARD OF DIRECTORS           ACCOUNT               NAME OF CONTRACT
---------------------------------------------------------------------------------------
Hartford Life Insurance Company    GVL-93(P)                  1.  The One Private
Separate Account ICMG Series       IVL-97(P)                  Placement
III-B February 8, 1996

                                   SCHEDULE D

              PARTICIPATING ONE GROUP INVESTMENT TRUST PORTFOLIOS

PORTFOLIOS                                             CONTRACTS
-----------------------------------------------------------------------------
One Group Investment Trust Government     1.  The One Provider
Bond Portfolio                            2.  The One Private Placement
One Group Investment Trust Bond           3.  Hartford Leaders Outlook/Bank
Portfolio                                 One
One Group Investment Trust Balanced       4.  Hartford Leaders Plus/Bank One
Portfolio                                 5.  Hartford Leaders/Bank One
One Group Investment Trust Large Cap
Growth Portfolio
One Group Investment Trust Equity Index
Portfolio
One Group Investment Trust Mid Cap
Growth Portfolio
One Group Investment Trust Diversified
Mid Cap Portfolio
One Group Investment Trust Diversified
Equity Portfolio
One Group Investment Trust Mid Cap Value
Portfolio

                                AMENDMENT NO. 1
                  AMENDED AND RESTATED PARTICIPATION AGREEMENT

The Amended and Restated Participation Agreement (the "Agreement"), dated June 10, 2004, by and among Hartford Life Insurance Company ("HL"), Hartford Life and Annuity Insurance Company ("HLA") (HL and HLA together with its insurance company affiliates is hereafter collectively called the "Company"), JPMorgan Insurance Trust (the "Trust"), JPMorgan Funds Management, Inc. (the "Administrator") and JPMorgan Investment Advisors (the "Adviser") is hereby amended as follows:

       1.   HLA is hereby added as a party to the Agreement.

       2. SCHEDULE A TO THE AGREEMENT IS HEREBY DELETED IN ENTIRETY AND REPLACED WITH THE ATTACHED SCHEDULE A.

       3. SCHEDULE B TO THE AGREEMENT IS HEREBY DELETED IN ENTIRETY AND REPLACED WITH THE ATTACHED SCHEDULE B.

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective date: May 1, 2008

HARTFORD LIFE INSURANCE COMPANY          HARTFORD LIFE AND ANNUITY INSURANCE
                                         COMPANY

By its authorized officer,               By its authorized officer,

By:    /s/ Robert Arena                  By:    /s/ Robert Arena
       --------------------------------         ----------------------------------
Name:  Robert Arena                      Name:  Robert Arena
Its:   Senior Vice President             Its:   Senior Vice President
Date:  5/2/08                            Date:  5/2/08

JPMORGAN INVESTMENT ADVISORS INC.        JPMORGAN INSURANCE TRUST
(FKA BANC ONE INVESTMENT ADVISORS        (FKA AS ONE GROUP INVESTMENT TRUST)
CORPORATION)

By its authorized officer,               By its authorized officer,

By:    /s/ John C. Noel                  By:    /s/ Jeffrey D. House
       --------------------------------         ----------------------------------
Name:  John C. Noel                      Name:  Jeffrey D. House
Its:   Treasurer & Chief Financial       Its:   Assistant Treasurer
       Officer
Date:  [ILLEGIBLE]                       Date:  [ILLEGIBLE]

JPMORGAN FUNDS MANAGEMENT, INC.
(FKA ONE GROUP ADMINISTRATIVE SERVICES, INC)

By its authorized officer,

By:    /s/ Robert L. Young
       ----------------------------------
Name:  Robert L. Young
Its:   Vice President
Date:  5/13/08

                                   SCHEDULE A

                        SEPARATE ACCOUNTS AND CONTRACTS

                  SEPARATE ACCOUNT                                       NAME OF CONTRACT
------------------------------------------------------------------------------------------------------------
ICMG Registered Variable Life Insurance Separate      The One Provider
Account One
Hartford Life Insurance Company Separate Account      Hartford Leaders Outlook/Bank One
Seven                                                 Hartford Leaders Plus/Bank One
                                                      Hartford Leaders/Bank One
                                                      Hartford Leaders/Chase (all series)
Hartford Life and Annuity Insurance Company Separate  Hartford Leaders/Chase (all series)
Account Seven

                                   SCHEDULE B

                            PARTICIPATING PORTFOLIOS

                                SEPARATE ACCOUNT

JPMorgan Insurance Trust Government Bond Portfolio
JPMorgan Insurance Trust Core Bond Portfolio
JPMorgan Insurance Trust Balanced Portfolio
JPMorgan Insurance Trust Equity Index Portfolio
JPMorgan Insurance Trust Diversified Mid Cap Growth Portfolio
JPMorgan Insurance Trust Diversified Equity Portfolio
JPMorgan Insurance Trust Diversified Mid Cap Value Portfolio
JPMorgan Insurance Trust Intrepid Growth Portfolio
JPMorgan Insurance Trust Intrepid Mid Cap Portfolio

                                AMENDMENT NO. 2
                  AMENDED AND RESTATED PARTICIPATION AGREEMENT

The Amended and Restated Participation Agreement (the "Agreement"), dated June 10, 2004, as amended May 1, 2008 by and among Hartford Life Insurance Company ("HL"), Hartford Life and Annuity Insurance Company ("HLA") (HL and HLA together with its insurance company affiliates is hereafter collectively called the "Company"), JPMorgan Insurance Trust (the "Trust"), JPMorgan Funds Management, Inc. (the "Administrator") and JPMorgan Investment Advisors Inc. ("JPMIA"), J.P. Morgan Investment Management Inc. ("JPMIM") (JPMIA and JPMIM is hereafter collectively called the "Adviser"), as amended to the date hereto, is hereby amended as follows:

       1. Schedule C to the Agreement is hereby deleted in its entirety and replaced with the attached Schedule C.

       2. Schedule D to the Agreement is hereby deleted in its entirety and replaced with the attached Schedule D.

       3.   JPMIM is hereby added as a party to the Agreement.

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective April 24, 2009

HARTFORD LIFE INSURANCE COMPANY          HARTFORD LIFE AND ANNUITY INSURANCE
                                         COMPANY

By its authorized officer,               By its authorized officer,

By:    /s/ James P. Van Etten            By:    /s/ James P. Van Etten
       --------------------------------         ----------------------------------
Name:  James P. Van Etten                Name:  James P. Van Etten
Its:   Vice President                    Its:   Vice President
Date:  10/26/09                          Date:  10/26/09

JPMORGAN INVESTMENT ADVISORS INC.

By its authorized officer,

By:    /s/ John C.Noel
       ----------------------------------------
Name:  John C.Noel
Its:   Treasurer & Chief Financial Officer
Date:  10/13/09

J.P. MORGAN INVESTMENT MANAGEMENT INC.

By its authorized officer,

By:    /s/ Gary J Madich
       ----------------------------------
Name:  Gary J Madich
Its:   Managing Director
Date:  10/20/09

JPMORGAN INSURANCE TRUST

By its authorized officer,

BY:    /s/ Jeffrey D. House
       ----------------------------------
Name:  Jeffrey D. House
Its:   Assistant Treasurer
Date:  10/14/09

JPMORGAN FUNDS MANAGEMENT, INC.

By its authorized officer,

By:    /s/ Robert L. Young
       ----------------------------------
Name:  Robert L. Young
Its:   Managing Director
Date:  10/20/09

                                   SCHEDULE C

                        SEPARATE ACCOUNTS AND CONTRACTS

                                             FORM NUMBERS
NAME OF SEPARATE ACCOUNT AND DATE         FUNDED BY SEPARATE
ESTABLISHED BY BOARD OF DIRECTORS              ACCOUNT         NAME OF CONTRACT
--------------------------------------------------------------------------------
Hartford Life Insurance Company           GVL-93(P)           Series III-B
Separate Account ICMG Series III-B        IVL-97(P)           Series III-C
February 8, 1996                                              Series III-D
                                                              Series III-V
                                                              Series III-WF
Hartford Life Insurance Company           GVL-93(P)           Series I
Separate Account ICMG Series I            IVL-97(P)
November 15, 1993
Hartford Life Insurance Company           GVL-93(P)           Series II
Separate Account ICMG Series II           IVL-97(P)
November 15,1993
Hartford Life Insurance Company           GVL-93(P)           Series IIA
Separate Account ICMG Series IIA          IVL-97(P)
November 15, 1993
Hartford Life Insurance Company           GVL-93(P)           Series IIB
Separate Account ICMG Series IIB          IVL-97(P)
April 17, 1995
Hartford Life Insurance Company           GVL-93(P)           Series IIC
Separate Account ICMG Series IIC          IVL-97(P)
December 12, 1997
Hartford Life Insurance Company           GVL-93(P)           Series IID
Separate Account ICMG Series IID          IVL-97(P)
June 7,1999
Hartford Life Insurance Company           GVL-93(P)           Series III
Separate Account ICMG Series III          IVL-97(P)
December 17, 1993
Hartford Life Insurance Company           GVL-93(P)           Series IIIA
Separate Account ICMG Series IIIA         IVL-97(P)
December 17, 1993

                                             FORM NUMBERS
NAME OF SEPARATE ACCOUNT AND DATE         FUNDED BY SEPARATE
ESTABLISHED BY BOARD OF DIRECTORS              ACCOUNT         NAME OF CONTRACT
--------------------------------------------------------------------------------
Hartford Life Insurance Company           GVL-93(P)           Series IV
Separate Account ICMG Series IV           IVL-97(P)           Series IVA
April 17,1995                                                 Series IVB
                                                              Series IVC
                                                              Series IVD
                                                              Series IVE
                                                              Series IVF
                                                              Series IVG
                                                              Series IVH
                                                              Series IVJ
                                                              Series IVK
                                                              Series IVL
                                                              Series 4V
Hartford Life Insurance Company           IVL-99(P)           Series VII
Separate Account ICMG Series VII                              Select Series
April 1, 1999

                                   SCHEDULE D

               PARTICIPATING JPMORGAN INSURANCE TRUST PORTFOLIOS

Portfolios

     JPMorgan Insurance Trust Balanced Portfolio
     JPMorgan Insurance Trust Core Bond Portfolio
     JPMorgan Insurance Trust Diversified Mid Cap Growth Portfolio JPMorgan Insurance Trust Equity Index Portfolio
     JPMorgan Insurance Trust International Equity Portfolio
     JPMorgan Insurance Trust Intrepid Growth Portfolio
     JPMorgan Insurance Trust Intrepid Mid Cap Portfolio
     JPMorgan Insurance Trust Mid Cap Value Portfolio
     JPMorgan Insurance Trust Small Cap Core Portfolio
     JPMorgan Insurance Trust U.S. Equity Portfolio